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                                                                     EXHIBIT 3.1


                              DECLARATION OF TRUST
                                       OF
            COAST FEDERAL LITIGATION CONTINGENT PAYMENT RIGHTS TRUST

                  THIS DECLARATION OF TRUST is made as of January 8, 1998 (this "Declaration"), by and among Coast Savings Financial, Inc., a Delaware corporation, as sponsor (the "Sponsor"), Bankers Trust (Delaware), a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee"), and Bankers Trust Company, a New York banking corporation, as institutional trustee (the "Institutional Trustee", and together with the Delaware Trustee, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

                  1. The trust created hereby shall be known as "Coast Federal Litigation Contingent Payment Rights Trust" (the "Trust"), in which name the Institutional Trustee, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

                  2. The Sponsor hereby assigns, transfers, conveys and sets over to the Institutional Trustee the sum of $10. The Institutional Trustee hereby acknowledges receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Institutional Trustee hereby declares that it will hold the trust estate in trust for the holders of the beneficial interests in the Trust. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto as Exhibit A.

                  3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust satisfactory to each such party to provide for the contemplated operation of the Trust created hereby. Prior to the execution and delivery of such amended and restated Declaration of Trust (i) the Delaware Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law, and (ii) the Institutional Trustee, at the written direction of the Sponsor, and the Sponsor shall take any action as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

                  4. The Sponsor hereby agrees to (i) reimburse each Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), (ii) indemnify, defend and hold harmless each Trustee and the officers, directors, employees and agents of such Trustee (collectively, including such Trustee in its individual capacity, the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever, to the extent that such expenses arise out of or are imposed upon or asserted at any time against one (1) or more Indemnified Persons with respect to the performance of


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this Declaration, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby (all such expenses as provided in clause (i) and (ii) herein, collectively, "Expenses"), provided, however, that the Sponsor shall not be required to indemnify an Indemnified Person for Expenses to the extent such Expenses result from the willful misconduct, bad faith or gross negligence of such Indemnified Person, and (iii) advance to each Indemnified Person Expenses (including reasonable legal fees) incurred by such Indemnified Person in defending any claim, demand, action, suit or proceeding, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Sponsor of a written request therefor and of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified therefor under this Section 4. The obligations of the Sponsor under this Section 4 shall survive the termination of the Trust or the earlier resignation or removal of either Trustee.

                  5. The Sponsor, as sponsor of the Trust, or the Institutional Trustee, in accordance with Section 6, is hereby authorized, in the Sponsor's discretion: (i) to prepare, execute and file on behalf of the Trust, such applications, consents, appointments of attorney for service of process and other papers and documents as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (ii) to negotiate, execute, deliver and perform on behalf of the Trust one or more agreements, instruments and other documents;
(iii) to establish one or more accounts in the name of the Trust with the Institutional Trustee for the purpose of crediting from time to time amounts representing contributions from the Sponsor to the Trust, for use in the operation of the Trust in accordance with the terms of this Agreement; and (iv) to prepare, execute and deliver on behalf of the Trust any and all documents, papers and instruments as may be desirable in connection with any of the foregoing. Any power of the Sponsor, as sponsor of the Trust, hereunder to execute any document or take other action on behalf of the Trust may be exercised by the Sponsor directly or through one or more of its agents, employees, partners, or delegates. In taking any action pursuant to this Section 5, the Sponsor is acting as Sponsor for the Trust and not in its individual capacity, and all persons having any claim against the Sponsor by reason of the transactions contemplated hereby, other than claim made by any Trustee pursuant to Section 4 hereof, shall look only to the property of the Trust for payment or satisfaction thereof.

                  6. The Institutional Trustee shall take such action or refrain from taking such action under this Declaration as it may be directed in writing by the Sponsor from time to time; provided, however, that the Institutional Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Institutional Trustee in personal liability or is contrary to the terms of this Declaration or of any document contemplated hereby to which the Trust or the Institutional Trustee is a party or is otherwise contrary to law. If at any time the Institutional Trustee determines that it requires or desires guidance regarding the application of any provision of this Declaration or any other document, then the Institutional Trustee may deliver a notice to the Sponsor requesting written instructions as to the course of action desired by the Sponsor, and such instructions shall constitute full and complete authorization and protection for actions taken by the Trustee in reliance thereon. If the Institutional Trustee does not receive such instructions within five (5) business days after it has delivered to the Sponsor such notice requesting instructions, or


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such shorter period of time as may be set forth in such notice, it shall refrain from taking any action with respect to the matters described in such notice. The Sponsor designates Robert L. Hunt II as its agent for the purpose of providing written instructions to the Institutional Trustee as contemplated herein, and the Institutional Trustee shall be entitled to rely on any such written instructions.

                  7. This Declaration may be executed in one or more counterparts.

                  8. The number of trustees of the Trust initially shall be two
(2) and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Sponsor.

                  9. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

                  10. Any moneys held by the Institutional Trustee hereunder shall be held as a special deposit account in trust for the purposes for which held and the Institutional Trustee shall not have any liability for interest upon any such moneys, and such moneys need not be segregated or invested.

                  11. The Institutional Trustee shall have no duties except as are expressly provided herein and as otherwise required by applicable law. The Trustees shall have no duty to confirm the completeness or accuracy of any documentation provided to them by or on behalf of the Sponsor or to inspect or confirm the acceptability of any property of the Trust. The Trustees shall not be held responsible for the use of Trust property by the Sponsor or third parties.

                  12. In executing the trust established hereby, the Trustees act solely as trustees and not in their respective individual capacities and all persons having any claim against the Trustees by reason of the transactions contemplated hereby shall look only to the property of the Trust for payment or satisfaction thereof.

                  13. No trustee, officer, shareholder, employee or agent of the Sponsor shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, the Sponsor.

                  14. The recitals contained in this Declaration shall be taken as statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration.


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                  15. (a) The Trustees shall not be liable, responsible or
accountable for damages or otherwise to the Trust, the Sponsor or any beneficiary for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Trustee in good faith on behalf of the Trust and in a manner such Trustee reasonably believed to be within the scope of authority conferred on it by this Declaration or by law, except that such Trustee shall be liable for any such loss, damage or claim incurred by reason of its gross negligence or willful misconduct with respect to such acts or omissions.

                      (b) The Trustees shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters such Trustee reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to beneficiaries might properly be paid.

                  16. The Trust may terminate without issuing any securities or beneficial interests at the election of the Sponsor.



         [SIGNATURE PAGE FOLLOWS]


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Declaration of Trust to be duly executed as of the day and year first above written.

                                       Coast Savings Financial, Inc., as Sponsor




                                       By:  /s/ ROBERT L. HUNT II
                                          -----------------------------------
                                            Name:   Robert L. Hunt II
                                            Title:  President, Director and
                                                    Chief Operating Officer




                                       Bankers Trust Company, not in its
                                       individual capacity but solely as
                                       Institutional Trustee




                                       By: /s/ KEVIN WEEKS
                                          -----------------------------------
                                            Name:   Kevin Weeks
                                            Title:  Assistant Vice President




                                       Bankers Trust (Delaware), not in its
                                       individual capacity but solely as
                                       Delaware Trustee




                                       By: /s/ LISA WILKINS
                                          -----------------------------------
                                            Name:   Lisa Wilkins
                                            Title:  Assistant Secretary





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                                                                     EXHIBIT A


                              CERTIFICATE OF TRUST

        The undersigned, the trustees of Coast Federal Litigation Contingent Payment Rights Trust, desiring to form a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. ss.3801, et seq., hereby certify as follows:

                  (a) The name of the business trust being formed hereby (the "Trust") is Coast Federal Litigation Contingent Payment Rights Trust.

                  (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                                    Bankers Trust (Delaware)
                                    E.A. Delle Donne Corporate Center
                                    Montgomery Building
                                    1011 Centre Road
                                    Wilmington, Delaware 19805-1266

                  IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust.




                                       Bankers Trust (Delaware), not in its
                                       individual capacity but solely as Trustee




                                       By:____________________________________
                                            Name:   Lisa Wilkins
                                            Title:  Assistant Secretary




                                       Bankers Trust Company, not in its
                                       individual capacity but solely as Trustee




                                       By:____________________________________
                                            Name:   Kevin Weeks
                                            Title:  Assistant Vice President